Exhibit 1

DRYSHIPS INC.

5.00% CONVERTIBLE SENIOR NOTES DUE 2014

UNDERWRITING AGREEMENT

November 19, 2009
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

DryShips Inc., a Marshall Islands corporation (the "Company"), proposes to issue and sell to Deutsche Bank Securities Inc. (the "Underwriter") the principal amount of its 5.00% Convertible Senior Notes due 2014 set forth in Schedule I hereto (the "Firm Securities"), to be issued under the Indenture to be dated as of November 25, 2009 between the Company and Law Debenture Trust Company of New York, as trustee (the "Trustee"), to be supplemented by the Supplemental Indenture to be dated as of November 25, 2009 (such Indenture, as so supplemented, the "Indenture"). The Company also proposes to issue and sell to the Underwriter an additional principal amount of its 5.00% Convertible Senior Notes due 2014 not exceeding the principal amount set forth in Schedule I hereto (the "Additional Securities"), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such amount of securities granted to the Underwriter in Section 2 hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities."  The Securities are convertible into the Company's common stock, par value $0.01 per share (the "Common Stock").  The shares of Common Stock into which the Securities are convertible are hereinafter collectively referred to as the "Underlying Shares."

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3ASR (File No. 333-146540), including a prospectus, and has filed post-effective amendments No. 1 and No. 2 thereto, relating to securities (the "Shelf Securities"), including the Securities and the Underlying Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement," and the related prospectus covering the Shelf Securities dated October 17, 2008 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Basic Prospectus."

The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "Prospectus," and the term "preliminary prospectus" means any preliminary form of the Prospectus. For purposes of this Agreement, "free writing prospectus" has the meaning set forth in Rule 405 under the Securities Act, "Time of Sale Prospectus" means the preliminary prospectus together with the free writing prospectuses each identified in Schedule I hereto, and "broadly available road show" means a "bona fide electronic road show" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

(c)           The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined in Section 2(f) below) at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(d)           The Company is a foreign private issuer and a well-known seasoned issuer (each as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.  The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, property, management, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

(f)           Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for minority interests set forth in a schedule previously provided by the Company to the Underwriter) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)           This Agreement has been duly authorized, executed and delivered by the Company.

(h)           The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)           The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable. The Underlying Shares issuable upon conversion of the Securities in accordance with the terms of the Securities and the Indenture have been duly authorized and, when issued and delivered in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Shares will not be subject to any preemptive or similar rights.

(j)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

(k)           No event has occurred and is continuing which, with notice or lapse of time or both, would constitute a default or an event of default under the Indenture.

(l)           The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(m)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement,the Indenture and the Securities will not will not result in a breach or violation of any of the terms and provisions of, or require the consent of any person, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and with respect to the approval of the listing of the Underlying Shares on the Nasdaq Global Select Market ("Nasdaq"). A "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all, or a portion of such indebtedness by the Company or any of its subsidiaries.

(n)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o)           No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(p)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or materially adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)           Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(s)           The Company and its subsidiaries own or possess or can acquire on commercially reasonable terms adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, mask work rights, technology and know how necessary to conduct the business now or proposed to be conducted by the Company and its subsidiaries as described in the Time of Sale Prospectus, except where the failure to own, possess or acquire such rights would not have a Material Adverse Effect, and except as disclosed in the Time of Sale Prospectus, the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, mask work rights or know how which would have a Material Adverse Effect.

(t)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. domestic or foreign court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(u)           Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v)           The Company and its Subsidiaries possess all such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)           Neither the Company nor any of its Subsidiaries owns any interest in real property.  The Company and its Subsidiaries have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases, subleases and charterparties material to the business of the Company and its Subsidiaries, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased, subleased or chartered property under any such lease, sublease or charterparty.

(x)           The Company and its Subsidiaries (i) are in compliance with any and all applicable international, foreign, federal, state and local conventions, laws, regulations, orders and other requirements or rules of law (including common law), or decisions or orders of any domestic or foreign governmental agency or governmental body or court applicable to them relating to the protection of human health and safety, the protection or restoration of the environment, and the use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous or toxic substances, wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(y)           There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(z)           Except as set forth in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as have been waived, or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(aa)           The statements set forth in each of the Time of Sale Prospectus and the Prospectus under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Underlying Shares, fairly summarize such terms in all material respects.

(bb)           Each of the independent, registered public accounting firms whose report is included in the Company's Annual Report on Form 20F/A, filed with the Commission on April 3, 2009, which are included in or incorporated by reference in the Registration Statement, is a registered independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(cc)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.  Except as disclosed in the Time of Sale Prospectus, the Company's internal control over financial reporting was effective as of December 31, 2008 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(dd)           Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting,

(ee)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2008.

(ff)           Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby as of the date or dates indicated in such certificate.

(gg)           There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)           Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer, nor, to the Company's knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ii)           All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The United States federal income tax returns of the Company through the fiscal year ended December 31, 2008 have been filed and no assessment in connection therewith has been made against the Company. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except as would not, singly or in the aggregate, have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(jj)           The Company believes that it did not qualify as a "passive foreign investment company" ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year, if any, and believes that it is not likely to qualify as a PFIC in its current or a subsequent taxable year.

(kk)           The Company and its Subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that any insurer providing coverage to the Company or a Subsidiary is not financially sound or that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire, or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ll)           Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(mm)           Neither the Company nor any of its  Subsidiaries, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its Subsidiaries, and, to the knowledge of the Company, its and their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(oo)           (i)  Neither the Company nor any of its Subsidiaries (collectively, the "Entity") or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(pp)           (i)  All of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for the vessels which the Company or a Subsidiary has contracted to acquire or to have constructed, are owned directly by Subsidiaries; each of the vessels listed on Schedule II hereto and specified as being owned (the "Owned Vessels") by a Subsidiary has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule II in the sole ownership of the Subsidiary set forth opposite its name on Schedule II and no other action is necessary to establish and perfect such entity's title to and interest in such vessel as against any charterer or third party; each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those liens arising under credit facilities as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and such other encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, result in a Material Adverse Effect.  Upon delivery to and acceptance by the relevant Subsidiary under the memoranda of agreement or the newbuilding contracts described in the Registration Statement, the Time of Sale Prospectus and Prospectus, each of the vessels listed on Schedule II hereto and specified as being under contract (the "Contracted Vessels") for delivery to and acceptance by a Subsidiary will be duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule II in the sole ownership of the Subsidiary set forth opposite its name on Schedule II, on such date, each such Subsidiary will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or a Subsidiary may enter to finance the acquisition of the Contracted Vessel and except such encumbrances which would not, in the aggregate, result in a Material Adverse Effect; and each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

(ii)  Each Owned Vessel has been, and the Company will use reasonable commercial efforts to ensure that each Contracted Vessel will be, operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, "Maritime Guidelines") and all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.  The Company and each Subsidiary are, and with respect to the Contracted Vessels will be, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel's flag state, except where such failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect.

(iii)  Each Owned Vessel is, and each Contracted Vessel will be, classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is, and the Company will use reasonable commercial efforts to ensure each Contracted Vessel will be, in class with valid class and trading certificates, without any overdue recommendations.

(qq)           There are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of Greece or the Republic of the Marshall Islands (assuming that the Underwriter is not a citizen or resident of the Republic of Greece or the Republic of the Marshall Islands or is carrying on business or conducting transactions in the Republic of Greece or the Republic of the Marshall Islands), or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the Indenture or the issuance, sale and delivery of Securities pursuant hereto.

2.           Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Securities at the purchase price set forth in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Securities, and the Underwriter shall have the right to purchase up to the aggregate principal amount of Additional Securities set forth in Schedule I hereto at the purchase price set forth in Schedule I, plus accrued interest, if any, from the Closing Date to the Option Closing Date.  The Underwriter may exercise this right in whole or from time to time in part by giving written notice.  Any exercise notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriter and the date on which such securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given, unless waived in writing by the Company, may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice and must be within the thirteen day period beginning with the Closing Date.  Additional Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.  On each day, if any, that Additional Securities are to be purchased (an "Option Closing Date"), the Underwriter agrees to purchase the aggregate principal amount of Additional Securities as set forth in the related exercise notice.

3.           Public Offering. The Company is advised by the Underwriter that it proposes to make a public offering of the Securities as soon in its judgment is advisable. The Company is further advised by the Underwriter that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.           Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Underwriter on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated by you in writing. The time and date of such payment are hereinafter referred to as the "Closing Date."

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of the Underwriter on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated by you in writing.

The Firm Securities and the Additional Securities shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the account of the Underwriter.

5.           Conditions to the Underwriter's Obligations. The obligations of the Underwriter are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date:

(i)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriter shall have received on the Closing Date and on each Option Closing Date, if any, a certificate, dated the Closing Date or Option closing Date, as the case may be, and signed by the Chief Executive Officer of the Company, (i) to the effect set forth in Section 5(a)(i) above; (ii) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; and (iii) covering such additional matters as the Underwriter may request.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; the final term sheet substantially in the form of Schedule I hereto, and any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company's knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any issuer free writing prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter's reasonable satisfaction.

(d)           (i) The Underwriter shall have received on the Closing Date and on each Option Closing Date, if any, an opinion of Seward & Kissel LLP, Marshall Islands counsel and U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto.

(ii) The Underwriter shall have received on the Closing Date and on each Option Closing Date, if any, an opinion of counsel for the Company in Greece, Malta, Norway, UK, Ghana, Canada and Cyprus, and for any other jurisdiction in which a Subsidiary is incorporated or where a vessel or rig owned by a Subsidiary is registered, dated the Closing Date or Option Closing Date, as the case may be, substantially to the effect set forth in Exhibit A-3 and Exhibit A-4 hereto.

(e)           The Underwriter shall have received on the Closing Date and on each Option Closing Date, if any, an opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

The opinions of counsel for the Company described in Section 5(d) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

(f)           The Underwriter shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from each of Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., Ernst & Young (Hellas) Certified Auditors Accountants S.A. and Ernst & Young AS, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

(h)           The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between the Underwriter and each of the Chief Executive Officer of the Company and Entrepreneurial Spirit Foundation relating to sales and certain other dispositions of Common Stock or certain other securities shall be in full force and effect on the Closing Date and each Option Closing Date, if any.

(i)           Deutsche Bank AG, London Branch shall have received from the Company up to 26,100,000 shares of Common Stock pursuant to the Share Lending Agreement referred to in the Time of Sale Prospectus.

The obligation of the Underwriter to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6.           Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to the Underwriter during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as it may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)           To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (FINRA), (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses incident to listing the Underlying Shares on the Nasdaq, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.  Notwithstanding the foregoing, the Underwriter will reimburse the Company for those costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement in an amount of up to $1,400,000.  Such reimbursement shall be made by wire transfer of immediately available funds by the Underwriter to such account or accounts designated by the Company or such other method as agreed to by the parties to this Agreement.

(j)           If the third anniversary of the date hereof occurs before all the Securities have been sold by the Underwriter, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)           The Company also covenants with the Underwriter that, without the prior written consent of the Underwriter, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the Securities and Underlying Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (c) any shares of Common Stock issued, or options to purchase Common Stock granted, pursuant to the Company's 2008 Equity Incentive Plan, existing on the date hereof, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period.

(l)           To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Underwriter, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)           To list the Underlying Shares issuable upon conversion of the Securities on the Nasdaq.

(n)           To reserve and keep available at all times, free of preemptive rights, sufficient Underlying Shares to enable the Company to satisfy any obligation to issue Underlying Shares upon conversion of the Securities.

(o)           Between the date hereof and the Closing Date, not to do or authorize any act or thing that would result in an adjustment of the conversion rate of the Securities.

7.           Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.           Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (other than with respect to the registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b)           The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(c)           To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)           The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.           Termination. The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriter. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, the Underwriter shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Underwriter and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company. In such case, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.  For the avoidance of doubt, the foregoing does not include termination of the Agreement pursuant to the preceding paragraph in this Section 10.

11.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)           The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriter has acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriter owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.             Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by the Underwriter, the directors, officers, partners, employees and agents of the Underwriter and each affiliate of the Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court located in the City and County of New York (a "New York Court"), and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, Attn: Gary J. Wolfe as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by the Underwriter, the directors, officers, partners, employees and agents of the Underwriter and each affiliate of the Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.

The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Underwriter, the directors, officers, partners, employees and agents of the Underwriter and each affiliate of the Underwriter, in any court of competent jurisdiction in the Republic of the Marshall Islands.

The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

15.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.           Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to the Underwriter at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

************

Please confirm your agreement by signing a copy of this Underwriting Agreement in the space set forth below.

Very truly yours, DRYSHIPS INC.
	By:	/s/ Pankaj Khanna
	Name:	Pankaj Khanna
	Title:	Chief Operating Officer

Accepted as of the date hereof

DEUTSCHE BANK SECURITIES INC

	By:	/s/ Peter Barna
	Name:	Peter Barna
	Title:	Director

	By:	/s/ Warren Estey
	Name:	Warren Estey
	Title:	Managing Director

SCHEDULE I

Underwriter:	Deutsche Bank Securities Inc.
Indenture:
Indenture dated as of November 25, 2009 between the Company and the Trustee, as supplemented by the First Supplemental Indenture, to be dated as of November 25, 2009, between the Company and the Trustee

Trustee:	Law Debenture Trust Company of New York
Registration Statement File No.:	Registration Statement on Form F-3 (File No. 333-146540)
Time of Sale Prospectus	• Prospectus dated October 17, 2008 relating to the Shelf Securities
• The preliminary prospectus supplement dated November 17, 2009 relating to the Securities
• Term Sheet dated November 19, 2009
Securities to be purchased:	5.00% Convertible Senior Notes due 2014
Aggregate Principal Amount of Firm Securities:	$400,000,000
Aggregate Principal Amount of Additional Securities:	$60,000,000
Purchase Price:	97% of the principal amount of the Securities, plus accrued interest, if any, from November 25, 2009
Maturity:	December 1, 2014
Interest Rate:	5.00% per annum, accruing from November 25, 2009
Interest Payment Dates:	June 1 and December 1 of each year, commencing June 1, 2010
Closing Date and Time:	November 25, 2009 at 10:00 a.m., New York City time
Closing Location:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10019
Address for Notices to Underwriter:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Equity Capital Markets – Syndicate Desk
with a copies to:
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: General Counsel

Schedule I-1

and Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Attention: Stephen P. Farrell, Esq.
and Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Leslie Silverman, Esq.
Address for Notices to the Company:	DryShips Inc. 80 Kifissias Avenue AAmaroussa 15125 AAthens, Greece AAttention: Chief Executive Officer
with a copy to: Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 Attention: Gary J. Wolfe, Esq.

Schedule I-2

SCHEDULE II

VESSELS

	Ship-Owning Subsidiaries with Vessels in Operations	Country of Incorporation	Vessel	Flag State
1.	Malvina Shipping Company Limited	Malta	Coronado	Malta
2.	Arleta Navigation Company Limited	Malta	Xanadu	Malta
3.	Selma Shipping Company Limited	Malta	La Jolla	Malta
4.	Samsara Shipping Company Limited	Malta	Ocean Crystal	Malta
5.	Farat Shipping Company Limited	Malta	Toro	Malta
6.	Borsari Shipping Company Limited	Malta	Catalina	Malta
7.	Onil Shipping Company Limited	Malta	Padre	Malta
8.	Fabiana Navigation Company Limited	Malta	Alameda	Malta
9.	Karmen Shipping Company Limited	Malta	Sonoma	Malta
10.	Thelma Shipping Company Limited	Malta	Manasota	Malta
11.	Celine Shipping Company Limited	Malta	Mendocino	Malta
12.	Lotis Traders Inc.	Marshall Islands	Delray	Malta
13.	Tempo Marine Co.	Marshall Islands	Maganari	Malta
14.	Star Record Owning Company Limited	Marshall Islands	Ligari	Malta
15.	Argo Owning Company Limited	Marshall Islands	Redondo	Malta
16.	Rea Owning Company Limited	Marshall Islands	Ecola	Malta
17.	Gaia Owning Company Limited	Marshall Islands	Samsara	Malta
18.	Kronos Owning Company Limited	Marshall Islands	Primera	Malta
19.	Trojan Maritime Co.	Marshall Islands	Brisbane	Malta
20.	Dione Owning Company Limited	Marshall Islands	Marbella	Malta
21.	Phoebe Owning Company Limited	Marshall Islands	Majorca	Malta
22.	Uranus Owning Company Limited	Marshall Islands	Levanto (ex. Heinrich Oldendorff)	Malta
23.	Selene Owning Company Limited	Marshall Islands	Bargara	Malta
24.	Tethys Owning Company Limited	Marshall Islands	Capitola	Malta
25.	Ioli Owning Company Limited	Marshall Islands	Paros I	Malta
26.	Iason Owning Company Limited	Marshall Islands	Oregon	Malta
27.	Orpheus Owning Company Limited	Marshall Islands	Avoca	Malta
28.	Team up Owning Company Limited	Marshall Islands	Saldanha	Malta
29.	Iokasti Owning Company Limited	Marshall Islands	Pachino (ex. VOC Galaxy)	Malta
30.	Boone Star Owners Inc.	Marshall Islands	Samatan	Malta
31.	Norwalk Star Owners Inc.	Marshall Islands	Capri	Malta
32.	Ionian Traders Inc.	Marshall Islands	Positano	Malta
33.	NT LLC Investors Ltd.	Marshall Islands	Conquistador	Malta
34.	Dalian Star Owners Inc.	Marshall Islands	Mystic	Malta
35.	Aegean Traders Inc.	Marshall Islands	Sorrento	Malta
36.	Cretan Traders Inc.	Marshall Islands	Flecha	Malta
37.	Monteagle Shipping S.A.	Marshall Islands	Oliva	Malta
38.	Roscoe Marine Ltd.	Marshall Islands	Rapallo	Malta
39.	Iguana Shipping Company Limited	Malta	Iguana	Malta

Schedule II-1

Ship-Owning Subsidiaries with Vessels under Construction
40.	Drillship Hydra Owners Inc.	Marshall Islands	Drillship Hull 1837
41.	Drillship Paros Owners Inc.	Marshall Islands	Drillship Hull 1838
42.	Drillship Kithira Owners Inc.	Marshall Islands	Drillship Hull 1865
43.	Drillship Skopelos Owners Inc.	Marshall Islands	Drillship Hull 1866

Ship-Owning Subsidiaries with Vessels Sold
44.	Felicia Navigation Company Limited	Malta	Solana
45.	Zatac Shipping Company Limited	Malta	Waikiki
46.	Atlas Owning Company Limited	Marshall Islands	Menorca
47.	Maternal Owning Company Limited	Marshall Islands	Lanzarote
48.	Royerton Shipping Company Limited	Malta	Netadola
49.	Lancat Shipping Company Limited	Malta	Matira
50.	Paternal Owning Company Limited	Marshall Islands	Formentera
51.	Fago Shipping Company Limited	Malta	Lanikai
52.	Hydrogen Shipping Company Limited	Malta	Mostoles
53.	Madras Shipping Company Limited	Malta	Alona
54.	Seaventure Shipping Limited	Marshall Islands	Hille Oldendorff
55.	Classical Owning Company Limited	Marshall Islands	Delray
56.	Oxygen Shipping Company Limited	Malta	Shibumi
57.	Human Owning Company Limited	Marshall Islands	Estepona
58.	Helium Shipping Company Limited	Malta	Striggla
59.	Blueberry Shipping Company Limited	Malta	Panormos
60.	Platan Shipping Company Limited	Malta	Daytona
61.	Silicon Shipping Company Limited	Malta	Flecha
62.	Tolan Shipping Company Limited	Malta	Tonga
63.	Lansat Shipping Company Limited	Malta	Paragon
64.	Annapolis Shipping Company Limited	Malta	Lanikai (ex Lacerta)

Ocean Rig's Subsidiaries
65.	Ocean Rig ASA	Norway
66.	Ocean Rig Norway AS	Norway
67.	Ocean Rig AS	Norway
68.	Ocean Rig UK Ltd	United Kingdom
69.	Ocean Rig Ltd	United Kingdom
70.	Ocean Rig Ghana Ltd	Ghana
71.	Ocean Rig USA AS	Norway
72.	Ocean Rig 1 AS	Norway
73.	Ocean Rig 2 AS	Norway
74.	Ocean Rig Canada Inc.	Canada
75.	Ocean Rig North Sea AS	Norway
76.	Ocean Rig 1 Inc.	Marshall Islands	Leiv Eiriksson	Bahamas
77.	Ocean Rig 2 Inc.	Marshall Islands	Eirik Raude	Bahamas
78.	Drill Rigs Holding Inc.	Marshall Islands
79.	Primelead Holding Inc.	Marshall Islands
80.	Ocean Rig Operations Inc.	Marshall Islands
81.	Ocean Rig North Sea Inc.	Marshall Islands
82.	Ocean Rig 1 Shareholders Inc.	Marshall Islands
83.	Ocean Rig 2 Shareholders Inc.	Marshall Islands
84.	Primelead Limited	Cyprus
85.	Ocean Rig UDW Inc.	Marshall Islands
86.	Drillships Investments Inc.	Marshall Islands
87.	Drillships Holding Inc.	Marshall Islands

Schedule II-2

Other Subsidiaries
88.	Wealth Management Inc.	Marshall Islands
89.	Kerkyra Traders Inc.	Marshall Islands
90.	Thrasymachus Challenge Inc.	Marshall Islands
91. 92. 93. 94. 95. 96. 97. 98. 99. 100. 101. 102. 103.
Hippias Challenge Inc.
Prodicus Challenge Inc.
Gorgias Challenge Inc.
Callicles Challenge Inc.
Antiphon Challenge Inc.
Protagoras Challenge Inc.
Lycophron Challenge Inc.
Tinos Traders Inc.
Sifnos Traders Inc.
Thassos Traders Inc.
Milos Traders Inc.
Pounta Traders Inc.
Kallikrates Owning Company Limited

Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands
Marshall Islands

104.	Iktinos Owning Company Limited	Marshall Islands

Schedule II-3

EXHIBIT A-1

FORM OF OPINION OF MARSHALL ISLANDS COUNSEL

(i)           The Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands.

(iii)           The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the the Agreement, the Indenture and the Securities.

(iv)           The Company is duly qualified as a foreign corporation to transact business and is in good standing in [Greece, Malta, Norway and the United Kingdom], whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v)           The Indenture has been duly and validly authorized, executed and delivered by the Company.

(vi)           The Securities have been duly and validly authorized and executed by the Company and will, when authenticated and delivered pursuant to the Indenture, constitute the legal, valid and binding obligations of the Company.

(vii)           The Underlying Securities initially issuable upon conversion of the Securities have been duly and validly authorized; the maximum number of shares of Common Stock which could be required to be issued upon such conversion have been reserved for issuance upon such conversion in accordance with the terms of the Indenture and, when issued upon such conversion, will be legally issued, valid, fully paid and non-assessable.

(viii)           To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement, the Indenture and the Securities or the performance by the Company of its obligations thereunder.

(ix)           The information in the Basic Prospectus under "Risk Factors," "Plan of Distribution," "Description of Capital Stock," "Enforcement of Civil Liabilities," "Prospectus Summary," and "Taxation," in the Prospectus Supplement under "Summary," "Risk Factors," and "Taxation- U.S. Federal Income Tax Considerations," in the Company's most recent annual report on Form 20-F under "Part I - Environmental and Other Regulation" and under "Part I, Item 10 – Taxation – United States Taxation," and in the Registration Statement under Item 8, to the extent that it describes matters of Marshall Islands law, summaries of Marshall Islands legal matters, the Company's charter and by-laws or Marshall Islands legal proceedings, or Marshall Islands legal conclusions, has been reviewed by us and is correct in all material respects.

Exhibit A-1-1

(x)           The execution, delivery and performance by the Company of its obligations under the Agreement, the Indenture and the Securities, the issuance and sale of the Securities and of the Underlying Shares upon conversion of the Securities, and the consummation of the transactions contemplated thereby and in the Time of Sale Prospectus and the Registration Statement, do not and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their respective properties, assets or operations.

(xi)           Neither the issue and sale of the Securities, nor the execution, delivery and performance of the Agreement, the Indenture and the Securities, nor the consummation of any other of the transactions contemplated in the Agreement, the Indenture and the Securities, nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance under Marshall Islands law upon any property or assets of the Company pursuant to (i) the articles of incorporation or by-laws of the Company or (ii) any Marshall Islands statute, law, rule, or regulation of general application to which the Company is subject.

(xii)           No licenses, permits, certificates, consents, orders, approvals, registration, qualification or other authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for (a) the execution and delivery of the Agreement, the Indenture and the Securities, (b) the issuance and sale of the Securities by the Company or the consummation of the transactions contemplated by the Agreement, the Indenture and the Securities or (c) the Company to own or lease, as the case may be, or to operate, its properties and carry on its business as conducted as of the date hereof in the manner described in the Time of Sale Prospectus and the Prospectus.

(xiii)           No documentary stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes, are payable by the Underwriter to the Republic of the Marshall Islands or to any political subdivision or taxing authority thereof or therein in connection with the execution and delivery of the Agreement or the Indenture or the sale and delivery by the Company of the Securities to the Underwriter.

(xiv)           Insofar as matters of Marshall Islands law are concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xv)           The agreement of the Company to the choice of law set forth in Section 13 of the Agreement will be recognized by the courts of the Republic of the Marshall Islands; the Company can sue and be sued in its own name under the laws of the Republic of the Marshall Islands; and the irrevocable submission by the Company to the exclusive jurisdiction of New York courts and the waiver by the Company of any objection to the venue of a proceeding in a New York court are legal, valid and binding, service of process effected in the manner set forth in Section 14 of the Agreement will be effective, insofar as the law of the Republic of the Marshall Islands is concerned, to confer valid personal jurisdiction over the Company, and a final non-appealable judgment against the Company entered by a court in any United States or foreign jurisdiction in any suit, action or proceeding would be enforceable against the Company in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matters provided that: (a) the judgment was for a sum of money and was final in the jurisdiction granting the judgment, (b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order, and (c) the defendant was actually present in person or by duly appointed representative, and the judgment did not constitute in effect a default judgment.

Exhibit A-1-2

(xvi)           Neither the Company nor any of its properties or assets will have an immunity from suit, execution, attachment or legal process in any proceedings taken in the Republic of the Marshall Islands in relation to the Agreement, the Indenture and the Securities.

(xvii)           All interest and principal payable in respect of the Securities and all dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Republic of the Marshall Islands be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands and will not be subject to withholding taxes under the laws and regulations of the Republic of the Marshall Islands, and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Republic of the Marshall Islands.

Exhibit A-1-3

EXHIBIT A-2

FORM OF OPINION OF UNITED STATES COUNSEL

(i)           The Agreement has been duly authorized, executed and delivered by the Company.

(ii)           The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(iii)           The Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms and the terms of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(iv)           The Registration Statement (including Post Effective Amendment No. 1 thereto) became effective under the Act upon filing; any required filing of each prospectus relating to the Securities (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(v)           The Registration Statement, including, without limitation information deemed to be part of and included in such Registration Statement pursuant to Rule 430B, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Act), other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.

Exhibit A-2-1

(vi)           The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(vii)           To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement, the Indenture and the Securities or the performance by the Company of its obligations thereunder.

(viii)           The information in the Basic Prospectus under "Risk Factors," "Plan of Distribution," "Description of Capital Stock," "Enforcement of Civil Liabilities," "Prospectus Summary," and "Taxation," in the Prospectus Supplement under "Summary," "Risk Factors," and "Taxation- U.S. Federal Income Tax Considerations," in the Company's most recent annual report on Form 20-F under "Part I - Environmental and Other Regulation" and under "Part I, Item 10 – Taxation – United States Taxation," and in the Registration Statement under Item 8, to the extent that it constitutes matters of U.S. law, summaries of U.S. legal matters, the Company's charter and by-laws or U.S. legal proceedings, or legal conclusions with respect to U.S. law, has been reviewed by us and is correct in all material respects.

(ix)           The statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "Description of Debt Securities" insofar as relevant to the offering of the Securities and the Underlying Securities, (B) the Time of Sale Prospectus under the captions "Description of Indebtedness," "Description of Notes," "Description of Share Lending Agreement" and "Underwriting" and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings.

(x)           All descriptions in the Registration Statement or in documents incorporated by reference into the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to documents incorporated by reference into the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xi)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or New York State court or governmental authority or agency (other than under the Act and the rules and regulations of the Commission thereunder and the Exchange Act and the rules and regulations of the Commission thereunder, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) and no consent of any other person (other than those which have been obtained) is necessary or required in connection with the execution, delivery and performance of the Agreement, the Indenture and the Securities or for the offering, issuance, sale and delivery of the Securities, and of the Underlying Shares upon conversion of the Securities.

Exhibit A-2-2

(xii)           The execution, delivery and performance by the Company of its obligations under the Agreement, the Indenture and the Securities, the issuance and sale of the Securities and of the Underlying Shares upon conversion of the Securities, and the consummation of the transactions contemplated thereby and in the Time of Sale Prospectus and the Registration Statement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or cause an acceleration of any obligation under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary  of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any such subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any such subsidiary is subject (except for such conflicts, breaches, defaults or accelerations or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their respective properties, assets or operations.

(xiii)           The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the 1940 Act.

(xiv)           The common stock of the Company is duly listed and admitted and authorized for trading on the Nasdaq Global Select Market; the Underlying Shares have been approved for listing on the Nasdaq Global Select Market upon official notice of issuance.

(xv)           Under the laws of the State of New York relating to submission to jurisdiction, the Company has validly submitted to the jurisdiction of the New York courts in any suit, action or proceeding arising out of or based on the Agreement and the choice of New York law as the governing law of the Agreement will be recognized by any court of the State of New York or the U.S. District Court for the Southern District of the State of New York.

(xvi)           The Company is a "foreign private issuer" as defined in Rule 405 of the Act.

(xvii)           The discussion in the Time of Sale Prospectus and the Prospectus under the heading "Taxation – U.S. Federal Income Tax Considerations", to the extent such discussion summarizes matters of United States federal tax law, is accurate in all material respects.

In addition, such counsel shall include with its opinion a statement to the following effect:

Exhibit A-2-3

Nothing has come to our attention that would lead us to believe that the Registration Statement at the time it originally became effective (the "Original Registration Statement") or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, or with respect to that part of the Original Registration Statement that constitutes the Form T-1, as to which we need make no statement), at the time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the information deemed to be part of and included in such Registration Statement pursuant to Rule 430B (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or on each date specified in Section 4(k) of the Agreement, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to our attention that would lead us to believe that the Time of Sale Prospectus, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement, [as of each Applicable Time (if any) prior to the date of this opinion,] contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.  With respect to statements contained in such Time of Sale Prospectus, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of [●], upon the opinion of [●], special counsel to the Company (which opinion shall be dated and furnished to the Underwriter on each date specified in Section 4(k) of the Agreement, shall be satisfactory in form and substance to counsel for the Underwriter), provided that Seward & Kissel LLP shall state in their opinion that they believe that they and the Underwriter are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit A-2-4

EXHIBIT A-3

FORM OF OPINION OF MALTESE, NORWEGIAN, UK, GHANESE, CANADIAN, CYPRIOT, UNITED STATES AND MARSHALL ISLANDS COUNSEL1

(xviii)           Each of [list each subsidiary incorporated in the relevant jurisdiction] (each a ["Maltese/Norwegian/U.K./Ghanese/Canadian/Cypriot/United States/Marshall Islands] Cypriot Subsidiary" and collectively the ["Maltese/Norwegian/U.K./Ghanese/Canadian/Cypriot/United States/Marshall Islands] Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of [●] , has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus[, as of each Applicable Time (if any) prior to the date of this opinion,] and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each [●]  Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any [●]  Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such [●]  Subsidiary.

(xix)           To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which any [●] Subsidiary is a party, or to which the property of any [●] Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement, the Indenture and the Securities.

(xx)           The execution, delivery and performance of the Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Agreement, the Indenture and the Securities and in the Registration Statement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or cause an acceleration of any obligation under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any [●] Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which any [●] Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of any [●] Subsidiary is subject (except for such conflicts, breaches, defaults or accelerations or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of any [●] Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to [us] [me], of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any [●] Subsidiary or any of their respective properties, assets or operations.

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1 For clarity, this form of opinion is to be delivered by counsel from each jurisdiction of subsidiary incorporation.  To the extent that there are additional opinions for United States and Marshall Islands counsel in this form, they are to be added to the opinion letters issued by such counsels.

Exhibit A-3-1

(xxi)           Each ship management agreement to which a [●] Subsidiary is a party has been duly authorized, executed and delivered by the appropriate [●] Subsidiary.

(xxii)           None of the [●] Subsidiaries nor any of its or their respective properties or assets will have an immunity from suit, execution, attachment or legal process in any proceedings taken in [jurisdiction] in relation to the Agreement, the Indenture and the Securities.

(xxiii)           No withholding tax (or any similar tax imposed by any political subdivision or taxing authority of the relevant jurisdiction) is required to be deducted in connection with the sale and delivery of the Securities to or for the account of the Underwriter or the sale and delivery by the Underwriter of the Securities to the initial purchasers thereof.  In addition, no documentary stamp or other issuance or transfer taxes or duties and no capital gains, income or other taxes, are payable by or on behalf of the Underwriter to the relevant jurisdiction or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Securities to or for the account of the Underwriter or the sale and delivery by the Underwriter of the Securities to the initial purchasers thereof.

(xxiv)           All dividends and other distributions declared and payable on the shares of capital stock of any [●] Subsidiary may under the current laws and regulations of [jurisdiction] be paid in United States dollars and may be freely transferred out of [jurisdiction] and will not be subject to withholding taxes under the laws and regulations of [jurisdiction], and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in [jurisdiction].

Exhibit A-3-2

EXHIBIT A-4

FORM OF OPINION OF MARSHALL ISLANDS, MALTESE, [OTHER JURISDICTIONS] COUNSEL2

(xxv)           Each of [list vessels / rigs flagged in the relevant jurisdiction] is duly, validly and permanently registered in the names of [list vessel-owning / rig-owning subsidiaries], respectively (the "Owners") under the laws of [jurisdiction] with the Registrar of [jurisdiction] Ships, under the [jurisdiction] flag.

(xxvi)           The Owners are subsidiaries of the Company.

(xxvii)          Except as described in the Prospectus, the Owners have good and marketable title to the vessels / rigs free and clear of any registered liens, charges or encumbrances.

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2 To be added to opinions for vessel or rig owning subsidiaries.

Exhibit A-4-1